Exhibit 10.2

Execution Version

CONTRIBUTION AGREEMENT

BY AND AMONG

ENBRIDGE ENERGY COMPANY, INC.,

ENBRIDGE PIPELINES (MAINLINE EXPANSION) L.L.C.

ENBRIDGE ENERGY, LIMITED PARTNERSHIP,

ENBRIDGE ENERGY PARTNERS, L.P.,

AND

ENBRIDGE PIPELINES (LAKEHEAD) L.L.C.

December 6, 2012

Exhibits:

Exhibit A	-	Form of Amended and Restated Partnership Agreement

i

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated December 6, 2012 (this “Agreement”), is entered into by and among Enbridge Energy Company, Inc., a Delaware corporation (“EECI”), Enbridge Pipelines (Mainline Expansion) L.L.C., a Delaware limited liability company (“EECI ME Sub”), Enbridge Energy, Limited Partnership, a Delaware limited partnership (the “Partnership”), Enbridge Energy Partners, L.P., a Delaware limited partnership (“Enbridge Partners”) and Enbridge Pipelines (Lakehead) L.L.C., a Delaware limited liability company (“Lakehead GP”). The parties to this Agreement are each sometimes referred to as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties wish to jointly fund, construct and operate the Mainline Expansion Project (as defined below) while preserving the regulatory benefits associated with leaving the legal title to, and direct ownership of, the associated assets embedded within the Partnership.

NOW, THEREFORE, in consideration of the mutual undertakings and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following capitalized terms shall have the meanings given below. All references to dollar amounts refer to United States dollars.

“Affiliate” has the meaning assigned to such term in the Amended and Restated Partnership Agreement.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Amended and Restated Partnership Agreement” means the form of Fifth Amended and Restated Agreement of Limited Partnership of the Partnership attached to this Agreement as Exhibit A, which agreement shall become effective in accordance with its terms upon the execution by all of the Parties thereto at the Closing as provided in Article II.

“Board” means the Board of Directors of EEM.

“Capital Contribution” has the meaning assigned to such term in the Amended and Restated Partnership Agreement.

“Closing” means the consummation of the transactions contemplated by Article II on the Closing Date.

“Closing Date” means December 6, 2012, unless otherwise agreed to in writing by the Parties.

“EECI” has the meaning assigned to such term in the preamble to this Agreement.

“EECI Parties” means EECI and EECI ME Sub.

“EECI AC Sub” means Enbridge Pipelines (Alberta Clipper) L.L.C., a Delaware limited liability company.

“EECI EA Sub” means Enbridge Pipelines (Eastern Access) L.L.C., a Delaware limited liability company.

“EECI ME Sub” has the meaning assigned to such term in the preamble to this Agreement.

“EEM” means Enbridge Energy Management, L.L.C., a Delaware limited liability company.

“EEP Parties” means Enbridge Partners, the Partnership and Lakehead GP.

“Enbridge Partners” has the meaning assigned to such term in the preamble to this Agreement.

“General Partner Interest” has the meaning assigned to such term in the Amended and Restated Partnership Agreement.

“Governmental Authority” means any executive, legislative, judicial, regulatory or administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.

“Initial Series ME Capital Contribution” has the meaning assigned to such term in the Amended and Restated Partnership Agreement.

“Intercompany Preliminary ME Construction Cost Payable” has the meaning assigned to such term in the Amended and Restated Partnership Agreement.

“Lakehead GP” has the meaning assigned to such term in the preamble to this Agreement.

“Law” means any statute, law, treaty, rule, code, ordinance, requirement, regulation, permit or certificate of any Governmental Authority, any interpretation of any of the foregoing by any Governmental Authority, or any binding judgment, decision, decree, injunction, writ, order or like action of any court, arbitrator or other Governmental Authority.

“Limited Partner Interest” has the meaning assigned to such term in the Amended and Restated Partnership Agreement.

“Mainline Expansion Project” has the meaning assigned to such term in the Amended and Restated Partnership Agreement.

“Material Adverse Effect” means (i) a single event, occurrence or fact that, alone or together with all other events, occurrences or facts, would reasonably be expected to result in a material adverse effect on the business, operations, assets, liabilities, financial condition, results of operation or prospects of the Partnership as a whole or the Mainline Expansion Project separately, other than changes in general economic, political or business conditions that affect the Partnership in a manner similar to its competitors or (ii) any condition or occurrence that has materially impaired or would reasonably be expected to materially impair the ability of the EEP Parties to consummate the Transactions or perform their respective obligations under the Transaction Documents.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

“Parties” has the meaning assigned to such term in the preamble to this Agreement.

“Partnership” has the meaning assigned to such term in the preamble to this Agreement.

“Preliminary Mainline Expansion Construction Costs” has the meaning assigned to such term in the Amended and Restated Partnership Agreement.

“Series ME” has the meaning assigned to such term in the Amended and Restated Partnership Agreement.

“Series ME Liabilities” has the meaning assigned to such term in the Amended and Restated Partnership Agreement.

“Special Committee” means the committee of the Board, comprised solely of independent directors of the Board, that was created by resolution of the Board on September 14, 2012.

“Transaction Documents” means, collectively, this Agreement, the Amended and Restated Partnership Agreement and any other agreements, documents and instruments to be delivered by the Parties pursuant to Article IV.

“Transactions” means the transactions described in Article II.

“Wisconsin GP” means Enbridge Pipelines (Wisconsin) Inc., a Wisconsin corporation.

ARTICLE II

CONTRIBUTIONS AT CLOSING AND OTHER CLOSING TRANSACTIONS

Section 2.1 Partnership Agreement and Initial Series ME Capital Contributions. At the Closing, and subject to the terms and conditions of this Agreement, the Parties hereby agree and undertake as follows:

(a) Each of Enbridge Partners, Lakehead GP, Wisconsin GP, EECI, EECI AC Sub, EECI EA Sub and EECI ME Sub will execute and deliver the Amended and Restated Partnership Agreement;

(b) Enbridge Partners will contribute, as its Initial Series ME Capital Contribution, immediately available U.S. dollars to the Partnership with respect to the Series ME in an amount equal to 39.9995% of the Preliminary Mainline Expansion Construction Costs. In exchange for such Initial Series ME Capital Contribution, the Partnership will issue to Enbridge Partners a 39.9995% Limited Partner Interest in the Series ME;

(c) Lakehead GP will contribute, as its Initial Series ME Capital Contribution, immediately available U.S. dollars to the Partnership with respect to the Series ME in an amount equal to 0.0005% of the Preliminary Mainline Expansion Construction Costs. In exchange for such Initial Series ME Capital Contribution, the Partnership will issue to Lakehead GP a 0.0005% General Partner Interest in the Series ME;

(d) EECI will contribute, as its Initial Series ME Capital Contribution, immediately available U.S. dollars to the Partnership with respect to the Series ME in an amount equal to 59.99% of the Preliminary Mainline Expansion Construction Costs. In exchange for such Initial Series ME Capital Contribution, the Partnership will issue to EECI a 59.99% Limited Partner Interest in the Series ME; and

(e) EECI ME Sub will contribute, as its Initial Series ME Capital Contribution, immediately available U.S. dollars to the Partnership with respect to the Series ME in an amount equal to 0.01% of the Preliminary Mainline Expansion Construction Costs. In exchange for such Initial Series ME Capital Contribution, the Partnership will issue to EECI ME Sub a 0.01% Limited Partner Interest in the Series ME.

Section 2.2 Repayment of Certain Series ME Liabilities. Immediately following the Transactions described in Section 2.1 and subject to the other terms and conditions of this Agreement, the Series ME will use the immediately available U.S. dollars contributed by EECI, EECI ME Sub, Enbridge Partners and Lakehead GP to repay to Enbridge Partners in full the Intercompany Preliminary ME Construction Cost Payable.

ARTICLE III

COVENANTS AND CLOSING CONDITIONS

Section 3.1 Covenants of the Parties. Each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions on the Closing Date, including using their reasonable best efforts to satisfy the conditions to Closing set forth in this Article III. Each of the Parties will furnish to the other Parties such necessary information and reasonable assistance as such other Parties may reasonably request in connection with the foregoing obligations.

Section 3.2 Closing Conditions of the EEP Parties. The obligation of the EEP Parties to consummate the Transactions is subject, at the option of the EEP Parties, to the satisfaction at or prior to the Closing of all of the following conditions:

(a) Transaction Documents. The EECI Parties shall have executed and delivered (or caused to be executed and delivered) all Transaction Documents that the EECI Parties are required to execute and deliver to the EEP Parties under Section 4.3;

(b) No Action. No action, proceeding or litigation (excluding any action, proceeding or litigation initiated by the EEP Parties or any of their respective Affiliates) shall be pending or threatened before any Governmental Authority seeking to enjoin or restrain the consummation of the Transactions or recover damages from any EEP Party or any Affiliate of an EEP Party resulting therefrom;

(c) No Existing Order. No Order shall have been entered and be in effect, and no Law shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates this Agreement or the consummation of the Transactions;

(d) Consents. All consents, licenses and approvals from all third parties or Governmental Authorities (other than such consents, licenses and approvals the failure of which to obtain or with which to comply would not reasonably be expected to have a Material Adverse Effect with respect to the EEP Parties or a material adverse effect with respect to the EECI Parties) that are necessary or appropriate for the EECI Parties or the EEP Parties to consummate the Transactions shall have been obtained;

(e) Special Committee Approval. The Special Committee shall not have withdrawn or qualified its approval of this Agreement and the Transactions; and

(f) Contributions. The Partnership in respect of the Series ME shall have received the Capital Contributions from EECI and EECI ME Sub as described in Section 2.1.

Section 3.3 Closing Conditions of the EECI Parties. The obligation of the EECI Parties to consummate the Transactions is subject, at the option of the EECI Parties, to the satisfaction at or prior to the Closing of all of the following conditions:

(a) Transaction Documents. The EEP Parties shall have executed and delivered (or caused to be executed and delivered) all Transaction Documents that the EEP Parties are required to execute and deliver to the EECI Parties under Section 4.2;

(b) No Action. No action, proceeding or litigation (excluding any action, proceeding or litigation initiated by the EECI Parties or any of their respective Affiliates) shall be pending or threatened before any Governmental Authority seeking to enjoin or restrain the consummation of the Closing or recover damages from any EECI Party or any Affiliate of an EECI Party resulting therefrom;

(c) No Existing Order. No Order shall have been entered and be in effect, and no Law shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates this Agreement or the consummation of the Transactions;

(d) Consents. All consents, licenses and approvals from all third parties or Governmental Authorities (other than such consents, licenses and approvals the failure of which to obtain or with which to comply would not reasonably be expected to have a Material Adverse Effect with respect to the EEP Parties or a material adverse effect with respect to the EECI Parties) that are necessary or appropriate for the EECI Parties or the EEP Parties to consummate the Transactions shall have been obtained;

(e) No Material Adverse Effect. There shall have been no Material Adverse Effect since the date of this Agreement;

(f) Special Committee Approval. The Special Committee shall not have withdrawn or qualified its approval of this Agreement and the Transactions; and

(g) Contributions. The Partnership in respect of the Series ME shall have received the Capital Contributions from Enbridge Partners and Lakehead GP, as described in Section 2.1.

ARTICLE IV

CLOSING AND TERMINATION

Section 4.1 Closing. Subject to the satisfaction of the conditions set forth in Sections 3.2 and 3.3 (or waiver thereof by the party entitled to the benefit thereof), the Closing shall be held on the Closing Date at 10:00 a.m., local time, at the office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas, or at such other time or place as the Parties may otherwise agree in writing. For all intents and purposes, the Closing shall be deemed effective at 12:01 a.m. on the Closing Date.

Section 4.2 The EEP Parties’ Closing Obligations. At Closing, Enbridge Partners shall deliver, or cause to be delivered, to the EECI Parties, the other EEP Parties or to the Partnership in respect of Series ME, as applicable, the following:

(a) the Amended and Restated Partnership Agreement, duly executed by each of Enbridge Partners, Lakehead GP and Wisconsin GP evidencing, among other things, the issuance of (i) a 0.0005% General Partner Interest in the Series ME to Lakehead GP, (ii) a 39.9995% Limited Partner Interest in the Series ME to Enbridge Partners, (iii) a 59.99% Limited Partner Interest in the Series ME to EECI and (v) a 0.01% Limited Partner Interest in the Series ME to EECI ME Sub;

(b) immediately available U.S. dollars in an amount equal to 40% of the Preliminary Mainline Expansion Construction Costs (of which 0.0005% shall be delivered on behalf of Lakehead GP); and

(c) any other agreements, instruments and documents that are otherwise necessary and appropriate to consummate the Transactions that may be reasonably requested by the EECI Parties.

Section 4.3 EECI Parties’ Closing Obligations. At Closing, EECI shall deliver, or cause to be delivered, to the EEP Parties or to the Partnership in respect of Series ME, as applicable, the following:

(a) the Amended and Restated Partnership Agreement, duly executed by EECI, EECI AC Sub, EECI EA Sub and EECI ME Sub;

(b) immediately available U.S. dollars in an amount equal to 60% of the Preliminary Mainline Expansion Construction Costs (of which 0.01% shall be delivered on behalf of EECI ME Sub); and

(c) any other agreements, instruments and documents that are otherwise necessary and appropriate to consummate the Transactions that may be reasonably requested by the EEP Parties.

ARTICLE V

LIMITATIONS

Section 5.1 Disclaimer of Warranties and Representations. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT NO PARTY IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER TO ANY OTHER PARTY, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE.

Section 5.2 Damages. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, EACH PARTY HEREBY AGREES THAT THE RECOVERY BY ANY PARTY HERETO OF ANY DAMAGES OR OTHER LIABILITIES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES AND/OR LIABILITIES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS OBLIGATIONS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR BUSINESS INTERRUPTION) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS OBLIGATIONS HEREUNDER.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Exhibits attached to this Agreement, and not to any particular provision of this Agreement. All references herein to Articles, Sections and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Exhibits attached to this Agreement, and all such Exhibits attached to this Agreement are hereby incorporated herein and made a part hereof for all purposes. All singular nouns or pronouns shall include the plural and vice versa.

Section 6.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The EEP Parties may not assign this Agreement or any rights or obligations hereunder without the prior written consent of EECI, which consent shall not be unreasonably withheld, conditioned, or delayed. The EECI Parties may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Enbridge Partners (subject to the prior approval of the Special Committee), which consent shall not be unreasonably withheld, conditioned, or delayed.

Section 6.3 Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no other person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same agreement binding on the Parties.

Section 6.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof. Each of the Parties hereto hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of Texas, Houston Division, or in the event there is no applicable federal jurisdiction, to the non-exclusive jurisdiction of any state court of competent jurisdiction located in Houston, Texas, for the purposes of all legal proceedings arising out of or relating to this Agreement. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 6.6 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the Laws of any Governmental Authority having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties; provided that any amendment or modification agreed to by the EEP Parties that would adversely affect any of the EEP Parties (to be determined in the sole discretion of the general partner of the Partnership generally) shall be subject to the prior approval of the Special Committee. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Agreement.

Section 6.8 Waiver of Compliance; Consents. Any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver granted by any EEP Party that would adversely affect any of the EEP Parties (to be determined in the sole discretion of the general partner of the Partnership generally) shall be subject to the prior approval of the Special Committee.

Section 6.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses:

If to the EECI Parties, to:

Enbridge Inc.

3000 Fifth Avenue Place

425 – 1st Street S.W.

Calgary, Alberta

T2P 3L8 Canada

Attention: Executive Vice President and Chief Legal Officer

Facsimile: 403-231-3920

If to the EEP Parties, to:

Enbridge Energy Partners, L.P.

1100 Louisiana Street, Suite 3300

Houston, Texas 77001

Attention: Vice President—Law and Deputy General Counsel

Facsimile: 713-821-2000

Section 6.10 Integration. This Agreement and the other Transaction Documents supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such other Transaction Documents contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first above written.

ENBRIDGE ENERGY, LIMITED PARTNERSHIP

By:	ENBRIDGE PIPELINES (LAKEHEAD), L.L.C. its general partner

By:	/s/ Bruce A. Stevenson
Name:	Bruce A. Stevenson
Title:	Secretary

ENBRIDGE ENERGY PARTNERS, L.P.

By:	ENBRIDGE ENERGY MANAGEMENT, L.L.C., as delegate of authority of Enbridge Energy Company, Inc., its general partner

By:	/s/ Chris Kaitson
Name:	Chris Kaitson
Title:	Vice President – Law

ENBRIDGE PIPELINES (LAKEHEAD) L.L.C.

By:	/s/ Bruce A. Stevenson
Name:	Bruce A. Stevenson
Title:	Secretary

ENBRIDGE ENERGY COMPANY, INC.

By:	/s/ Chris Kaitson
Name:	Chris Kaitson
Title:	Vice President – Law

Signature Page – Contribution Agreement

of Enbridge Energy, Limited Partnership

ENBRIDGE PIPELINES (MAINLINE EXPANSION) L.L.C.

By:	/s/ Bruce A. Stevenson
Name:	Bruce A. Stevenson
Title:	Corporate Secretary

Signature Page – Contribution Agreement

of Enbridge Energy, Limited Partnership

EXHIBIT A

FORM OF AMENDED AND RESTATED

PARTNERSHIP AGREEMENT

EXHIBIT A